                                                            EXHIBIT 11.1


                              ACCESS HEALTH, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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
                                             Years ended September 30,
                                        --------------------------------
                                             1994       1995      1996
                                        -----------  ---------  --------
PRIMARY:
   Weighted average common shares
    outstanding.........................      9,456     10,078    11,998
   Common equivalent shares from stock
    options using the treasury stock
    method (using average market price).          -      1,067     1,342
                                            -------    -------   -------
   Shares used in per share calculations      9,456     11,145    13,340
                                            =======    =======   =======
   Net income (loss)....................    $(2,296)   $ 1,540   $ 8,125
                                            =======    =======   =======
   Net income (loss) per share..........    $ (0.24)   $  0.14   $  0.61
                                            =======    =======   =======

FULLY DILUTED:
   Weighted average common shares
    outstanding.........................      9,456     10,078    11,998
   Common equivalent shares from stock
    options using the treasury stock
    method (using year-end market
    price, if higher than average
    market price).......................          -      1,294     1,576
                                            -------    -------   -------
   Shares used in per share calculations(1)   9,456     11,372    13,574
                                            =======    =======   =======
   Net income (loss)....................    $(2,296)   $ 1,540   $ 8,125
                                            =======    =======   =======
   Net income (loss) per share(1).......    $ (0.24)   $  0.14   $  0.60
                                            =======    =======   =======

(1) Shares used in per share calculations have been adjusted for the Company's three-for-two stock split.

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